UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

LAKELAND INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15535	13-3115216
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Hwy, Suite C, Ronkonkoma, New York	11779-7410
(Address of principal executive offices)	(Zip Code)

(631) 981-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 21, 2017, Stephen M. Bachelder retired as a member of the Board of Directors (the “Board”) of Lakeland Industries, Inc. (the “Company”).

Effective as of July 21, 2017, the Board elected Jeffrey T. Schlarbaum to the Board to serve as a Class II Director, with a term expiring at the Company’s 2018 annual meeting of stockholders, to fill the vacancy created by Mr. Bachelder’s retirement.

Mr. Schlarbaum, age 51, has served as a director and as President and Chief Executive Officer of IEC Electronics Corp., a publicly-traded electronic manufacturing company, since February 2015. From February 2013 to June 2013 and from June 2014 to February 2015, Mr. Schlarbaum pursued personal interests. From June 2013 to June 2014, Mr. Schlarbaum served as Chief Operations Officer for LaserMax, Inc., a manufacturer of laser gun sights for law enforcement and the shooting sports community. From October 2010 to February 2013, Mr. Schlarbaum served as President of IEC Electronics Corp. Prior to that, Mr. Schlarbaum served as Executive Vice President and President of Contract Manufacturing of IEC Electronics Corp. from October 2008 to October 2010, Executive Vice President from November 2006 to October 2008 and Vice President, Sales and Marketing from May 2004 to November 2006. Mr. Schlarbaum received a BBA in marketing from National University and an MBA from Pepperdine University.

Mr. Schlarbaum was not appointed by the Board pursuant to any arrangement or understanding between him and the Company or any other person or entity, and Mr. Schlarbaum does not have any family relationship with any director or executive officer of the Company. In addition, there are no transactions between Mr. Schlarbaum and the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Mr. Schlarbaum will receive an annual compensation of $75,000 for his service as a non-employee director, pursuant to the Company’s standard compensation policy for non-employee directors, as described under “Director Compensation” in the Company’s proxy statement for its 2017 annual meeting of stockholders filed with the Securities and Exchange Commission (“SEC”) on May 8, 2017. Mr. Schlarbaum will also be eligible for awards to non-employee directors under the Company’s 2017 Equity Incentive Plan. The Company and Mr. Schlarbaum will enter into the Company’s standard form of indemnification agreement for directors and officers, which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2012.

On July 21, 2017, the Company entered into a consulting agreement with Mr. Bachelder, under which Mr. Bachelder will consult with the Company for a one-year period (the “Term”) to assist the Company with marketing, sales, and operational activities. During the Term, Mr. Bachelder will be paid an aggregate consulting fee of $75,000 and will be issued 6,241 restricted shares of the Company’s common stock scheduled to vest on July 27, 2017, which he otherwise would have forfeited. Mr. Bachelder is subject to non-competition, non-solicitation, and confidentiality provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

	By:	/s/ Christopher J. Ryan
Christopher J. Ryan
President and Chief Executive Officer

Date: July 24, 2017